Exhibit 99.1

PRESS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428
Michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Announces Retirement of Michael (Mick) Reynolds as EVP and CFO

EUGENE, Ore., February 26, 2015— Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, announced today that, after 16 years, Executive Vice President and Chief Financial Officer Michael (Mick) Reynolds will retire from the company late in the second quarter 2015.

Reynolds, 63, has been with the company since 1998 and has held the position of chief financial officer for 16 years. Prior to joining Pacific Continental, Mr. Reynolds spent 17 years in the corporate finance divisions of First Interstate Bank and U.S. Bancorp. Mick holds a master’s degree in business administration and finance from the University of Oregon as well as a bachelor’s degree in business administration and accounting.

“Mick has been an instrumental part of Pacific Continental’s success through both good times and challenging times, and his financial expertise and management acumen are widely recognized in our industry,” said Roger Busse, President and CEO. “Further, he has been a good friend and trusted advisor to our entire leadership team and board of directors. I can think of no one more deserving of retirement with his family and grandchildren than Mick Reynolds.”

The company announced that a search for Reynold’s replacement among internal and external candidates will begin immediately. Mr. Reynolds has also agreed to consult during the post-transition and retirement period for the selected incumbent as needed.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through 14 banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. With $1.5 billion in assets, Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has received numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at therightbank.com. Pacific Continental Corporation’s shares, a component of the Russell 2000 Index, are listed on the Nasdaq Global Select Market under the symbol “PCBK.”

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes,” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about management succession and performance. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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